UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 6, 2011

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ELECTRUM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53735	27-0267587
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia  3004
(Address of principal executive offices) (Zip Code)

61-3-8532-2800
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 6, 2011, Electrum International, Inc., a Delaware corporation (the “Company”) appointed Mr. Craig Michael, aged 34, as Chief Executive Officer. Mr. Michael is a Director and Executive General Manager of Electrum. Mr. Joseph Gutnick has been appointed Executive Chairman.  Mr. Gutnick has relinquished his role as Chief Executive Officer.

There are no arrangements or understandings between Mr. Michael and the Company and any other person pursuant to which Mr. Michael was selected as Chief Executive Officer.

The Company and Mr. Michael have not entered into any material plan, contract or arrangement to which he  participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Michael or modification thereto, under any such plan, contract or arrangement in connection with any such event.

There are no family relationships between Mr. Michael and the Company, any director or executive officer of the Company.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Joseph Gutnick	General Manager Business
Executive Chairman	New York Office
Electrum International, Inc.	Electrum International, Inc.
Tel: +011 613 8532 2800	Tel: (212) 223 0018
Fax: +011 613 8532 2805	Fax: (212) 223 1169
E-mail: josephg@axisc.com.au	E-mail: mordig@axisc.com.au

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRUM INTERNATIONAL, INC.

By: /s/ Peter Lee
Name: Peter Lee
Title: Secretary

Date:  June 6, 2011